EXHIBIT 99.1

AvePoint Announces First Quarter 2023 Financial Results

First quarter SaaS revenue of $35.5 million, representing 34% year-over-year growth, 39% adjusted for constant currency
First quarter Total revenue of $59.6 million, representing 18% year-over-year growth, 23% adjusted for constant currency
Total ARR of $222.4 million, representing 26% year-over-year growth, 31% adjusted for FX impact

JERSEY CITY, N. J., May 10, 2023 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT), the most advanced platform to optimize SaaS operations and secure collaboration, today announced financial results for the first quarter ended March 31, 2023.

“Our first quarter results were a solid start to 2023,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder of AvePoint. “Our revenue and operating income performance exceeded our guidance and underscores our commitment to shareholder value by advancing the digital workplace, capturing growing markets and prioritizing profitable growth. While we remain mindful of the uncertain macro environment, our ability to drive continued topline growth and ongoing margin expansion provides the confidence to raise our full-year expectations for ARR, revenues and operating income.”

First Quarter 2023 Financial Highlights

  Revenue: Total revenue was $59.6 million, up 18% from the first quarter of 2022 and up 23% year-over-year on a constant currency basis. Within total revenue, SaaS revenue was $35.5 million, up 34% from the first quarter of 2022 and up 39% on a constant currency basis.

  Gross Profit: GAAP gross profit was $41.7 million, compared to $35.5 million for the first quarter of 2022. Non-GAAP gross profit was $42.6 million, compared to $36.1 million for the first quarter of 2022. Non-GAAP gross margin was 71.5%, compared to 71.8% for the first quarter of 2022.

  Operating Income/(Loss): GAAP operating loss was $(8.8) million, compared to $(13.8) million for the first quarter of 2022. Non-GAAP operating loss was $(0.3) million, compared to $(5.5) million for the first quarter of 2022.

  Cash and short-term investments: $231.7 million as of March 31, 2023.

First Quarter 2023 Key Performance Indicators and Business Highlights

  ARR as of March 31, 2023 was $222.4 million, up 26% year-over-year. Adjusted for FX, ARR grew 31%.

  Dollar-based gross retention rate was 84%, while dollar-based net retention rate was 102%. Adjusted for FX, dollar-based gross retention rate was 87%, while dollar-based net retention rate was 106%.

  Launched first-to-market governance, management, data protection and migration support for Microsoft Power Platform.

  Demonstrated continued commitment to security for public sector customers with the expansion of AvePoint solutions with FedRAMP (moderate) authorization as well as achieving the security classification of Protected for the Information Security Registered Assessors Program (IRAP) in Australia.

  Named a winner for the 2023 Microsoft Singapore Partner of the Year awards in the Education Industry and Future of Work Transformation, Modern Work categories.

Financial Outlook
The Company is raising its full year outlook for total ARR, total revenues and non-GAAP operating income.

For the second quarter of 2023, the Company expects:

  Total revenues of $60.5 million to $62.5 million, or 10% year-over-year growth at the midpoint.
  Non-GAAP operating income of $0.8 million to $2.0 million.

For the full year 2023, the Company now expects:

  Total ARR of $255.0 million to $261.0 million, or 20% year-over-year growth at the midpoint.
  Total revenues of $256.5 million to $262.5 million, or 12% year-over-year growth at the midpoint.
  Non-GAAP operating income of $13.9 million to $16.2 million.

Quarterly Conference Call

AvePoint will host a conference call today, May 10, 2023, to review its first quarter 2023 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (844) 826-3035 for US participants and 1 (412) 317-5195 for outside the US. The passcode for the call is 4790958. Investors can also join by webcast by visiting https://ir.avepoint.com/events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Collaborate with Confidence. AvePoint provides the most advanced platform to optimize SaaS operations and secure collaboration. Over 17,000 customers worldwide rely on our solutions to modernize the digital workplace across Microsoft, Google, Salesforce and other collaboration environments. AvePoint's global channel partner program includes over 3,500 managed service providers, value added resellers and systems integrators, with our solutions available in more than 100 cloud marketplaces. Founded in 2001, AvePoint is headquartered in Jersey City, New Jersey with 25 global offices. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin. The company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense and the amortization of acquired intangible assets. The company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Disclosure Information

AvePoint uses the https://ir.avepoint.com/ website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Quarterly Report on Form 10-Q and its registration statement on Form S-1 and related prospectus and prospectus supplements filed with the SEC. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations.

Investor Contact

AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact

AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2023 and 2022
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue:
SaaS	$35,512	$26,553
Term license and support	10,904	10,202
Services	9,747	8,925
Maintenance	3,409	4,611
Total revenue	59,572	50,291
Cost of revenue:
SaaS	7,895	5,563
Term license and support	461	585
Services	9,351	8,350
Maintenance	183	278
Total cost of revenue	17,890	14,776
Gross profit	41,682	35,515
Operating expenses:
Sales and marketing	26,851	27,206
General and administrative	14,648	15,602
Research and development	9,015	6,555
Total operating expenses	50,514	49,363
Loss from operations	(8,832)	(13,848)
(Loss) gain on earn-out and warrant liabilities	(109)	3,267
Interest income, net	325	14
Other income (expense), net	1,412	(177)
Loss before income taxes	(7,204)	(10,744)
Income tax expense	1,978	309
Net loss	$(9,182)	$(11,053)
Net income attributable to and accretion of redeemable noncontrolling interest	(15)	(617)
Net loss attributable to AvePoint, Inc.	$(9,197)	$(11,670)
Net loss available to common shareholders	$(9,197)	$(11,670)
Basic and diluted loss per share	$(0.05)	$(0.06)
Basic and diluted shares used in computing loss per share	182,818	182,833

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of March 31, 2023 and December 31, 2022
(In thousands, except par value)
(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$228,827	$227,188
Short-term investments	2,879	2,620
Accounts receivable, net of allowance for doubtful accounts of $847 and $725 as of March 31, 2023 and December 31, 2022, respectively	56,627	66,474
Prepaid expenses and other current assets	6,453	10,013
Total current assets	294,786	306,295
Property and equipment, net	5,176	5,537
Goodwill	18,871	18,904
Intangible assets, net	10,848	11,079
Operating lease right-of-use assets	16,984	15,855
Deferred contract costs	47,794	48,553
Other assets	7,052	9,310
Total assets	$401,511	$415,533
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$1,451	$1,519
Accrued expenses and other liabilities	35,057	47,784
Current portion of deferred revenue	91,479	93,405
Total current liabilities	127,987	142,708
Long-term operating lease liabilities	11,755	11,348
Long-term portion of deferred revenue	7,710	8,085
Earn-out shares liabilities	6,922	6,631
Other non-current liabilities	5,839	3,607
Total liabilities	160,213	172,379
Commitments and contingencies
Mezzanine equity
Redeemable noncontrolling interest	14,057	14,007
Total mezzanine equity	14,057	14,007
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 186,788 and 185,278 shares issued and outstanding	19	19
Additional paid-in capital	674,768	665,715
Treasury stock	(23,477)	(21,666)
Accumulated other comprehensive income	2,055	2,006
Accumulated deficit	(426,124)	(416,927)
Total stockholders’ equity	227,241	229,147
Total liabilities, mezzanine equity, and stockholders’ equity	$401,511	$415,533

AvePoint, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2023 and 2022
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Operating activities
Net loss	$(9,182)	$(11,053)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,134	511
Operating lease right-of-use assets expense	1,749	1,151
Foreign currency remeasurement (gain) loss	(175)	194
Stock-based compensation	8,104	8,274
Deferred income taxes	(82)	(9)
Other	(1,566)	(21)
Change in value of earn-out and warrant liabilities	109	(3,252)
Changes in operating assets and liabilities:
Accounts receivable	10,049	6,837
Prepaid expenses and other current assets	3,571	205
Deferred contract costs and other assets	2,987	321
Accounts payable, accrued expenses, operating lease liabilities and other liabilities	(12,828)	(11,725)
Deferred revenue	(2,620)	2,444
Net cash provided by (used in) operating activities	1,250	(6,123)
Investing activities
Maturities of investments	1,670	861
Purchases of investments	(74)	(179,890)
Cash paid in business combinations and asset acquisitions, net of cash acquired	—	(1,473)
Capitalization of internal-use software	(259)	—
Purchase of property and equipment	(225)	(969)
Other	(250)	—
Net cash provided by (used in) investing activities	862	(181,471)
Financing activities
Purchase of common stock	(1,811)	(744)
Proceeds from stock option exercises	1,131	1,036
Repayments of finance leases	(10)	(5)
Net cash (used in) provided by financing activities	(690)	287
Effect of exchange rates on cash	217	(2,146)
Net increase (decrease) in cash and cash equivalents	1,639	(189,453)
Cash and cash equivalents at beginning of period	227,188	268,217
Cash and cash equivalents at end of period	$228,827	$78,764
Supplemental disclosures of cash flow information
Income taxes paid	$327	$335
Contingent consideration in business combination	$—	$5,636

AvePoint, Inc. and Subsidiaries
Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Non-GAAP operating income
GAAP operating loss	$(8,832)	$(13,848)
Stock-based compensation expense	8,104	8,274
Amortization of acquired intangible assets	399	51
Non-GAAP operating income (loss)	$(329)	$(5,523)
Non-GAAP operating margin	-0.6%	-11.0%

Non-GAAP gross profit
GAAP gross profit	$41,682	$35,515
Stock-based compensation expense	670	578
Amortization of acquired intangible assets	242	23
Non-GAAP gross profit	$42,594	$36,116
Non-GAAP gross margin	71.5%	71.8%

Non-GAAP sales and marketing
GAAP sales and marketing	$26,851	$27,206
Stock-based compensation expense	(2,201)	(2,462)
Amortization of acquired intangible assets	(157)	(28)
Non-GAAP sales and marketing	$24,493	$24,716
Non-GAAP sales and marketing as a % of revenue	41.1%	49.1%

Non-GAAP general and administrative
GAAP general and administrative	$14,648	$15,602
Stock-based compensation expense	(4,382)	(4,484)
Non-GAAP general and administrative	$10,266	$11,118
Non-GAAP general and administrative as a % of revenue	17.2%	22.1%

Non-GAAP research and development
GAAP research and development	$9,015	$6,555
Stock-based compensation expense	(851)	(750)
Non-GAAP research and development	$8,164	$5,805
Non-GAAP research and development as a % of revenue	13.7%	11.5%